SSGA FUNDS

STATE STREET MASTER FUNDS

STATE STREET INSTITUTIONAL INVESTMENT TRUST

POWER OF ATTORNEY

The undersigned Trustee of SSGA Funds, State Street Master Funds and State Street Institutional Investment Trust (the “Trusts”) hereby constitutes and appoints Chad Hallett, Joshua Weinberg, Esq., Andrew DeLorme, Esq., David James, Esq., and Kristin Schantz, Esq., each of them with full powers of substitution, as his true and lawful attorney-in-fact and agent to execute in his name and on his behalf in any and all capacities the Registration Statements on Form N-1A, and any and all amendments thereto, and all other documents, filed by the Trusts or its affiliates with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended, and (as applicable) the Securities Act of 1933, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trusts or its affiliates to comply with such Acts, the rules, regulations and requirements of the SEC, the securities, Blue Sky law and/or corporate/trust laws of any state or other jurisdiction, the Commodities Future Trading Commission, and the regulatory authorities of any foreign jurisdiction, including all documents necessary to ensure the Trusts has insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratifies and confirms as his own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned hereby revokes any Powers of Attorney previously granted with respect to the Trusts concerning the filings and actions described herein.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the 31st day of August 2015.

SIGNATURE	TITLE

/s/ Gregory A. Ehret	Trustee
Gregory A. Ehret